EXHIBIT 10.2
                                   REZcity.com
                                  REZcity Plus
                   A Division of Rezconnect Technologies, Inc.


                               FRANCHISE AGREEMENT


                       EXHIBIT B TO THE OFFERING CIRCULAR





















                     THIS CONTRACT IS SUBJECT TO ARBITRATION
                     ---------------------------------------

                                TABLE OF CONTENTS


I.     GRANT.................................................................2

II.    TERRITORY.............................................................2

III.   TERM AND RENEWAL......................................................3

IV.    BUSINESS LOCATION.....................................................4

V.     TRAINING AND ASSISTANCE...............................................5

VI.    USE OF SYSTEM AND MARKS...............................................6

VII.   OPERATIONS MANUAL.....................................................7

VIII.  CONFIDENTIAL INFORMATION..............................................7

IX.    MODIFICATION OF THE SYSTEM............................................8

X.     ADVERTISING...........................................................8

XI.    PAYMENTS TO FRANCHISEE................................................9

XII.   BILLING, ACCOUNTING AND RECORDS.......................................9

XIII.  STANDARDS OF QUALITY AND PERFORMANCE.................................10

XIV.   FRANCHISOR'S OPERATIONS ASSISTANCE...................................11

XV.    INSURANCE............................................................12

XVI.   COVENANTS............................................................14

XVII.  DEFAULT AND TERMINATION..............................................15

XVIII. RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION..........17

XIX.   TRANSFERABILITY OF INTEREST..........................................18

XX.    DEATH OR INCAPACITY OF FRANCHISEE....................................20

XXI.   RIGHT OF FIRST REFUSAL...............................................21

XXII.  INDEPENDENT CONTRACTOR AND INDEMNIFICATION...........................21

XXIII. NON-WAIVER...........................................................22

XXIV.  NOTICES..............................................................22

XXV.   COST OF ENFORCEMENT OR DEFENSE.......................................23

XXVI.  APPROVALS............................................................23

XXVII. ENTIRE AGREEMENT.....................................................23

XXVIII.SEVERABILITY AND CONSTRUCTION........................................24

XXIX.  APPLICABLE LAW.......................................................24

XXX.   ARBITRATION..........................................................25

XXXI.  FORCE MAJEURE........................................................26

XXXII. FRANCHISEE DEFINED; GUARANTY.........................................26

XXXIII.CAVEAT...............................................................26


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XXXIV. ACKNOWLEDGMENTS......................................................26

EXHIBITS
--------

A. MAP OF TERRITORY B. COMMISSION SCHEDULE
C. GUARANTY AND ASSUMPTION OF OBLIGATIONS D. PROMISSORY NOTE

                          RezConnect Technologies, Inc.

                               FRANCHISE AGREEMENT

     This Franchise Agreement (this "Agreement"), made this ____ day of ___________, 20___ by and between RezConnect Technologies, Inc., a company operating under the laws of the State of New York, and having its principal place of business at 560 Sylvan Avenue, Englewood Cliffs, New Jersey 07632 (hereinafter referred to as "RezCity.com" or "Franchisor"), and __________________________ an individual/partnership/corporation/limited liability company established in the State of ____________, whose principal address is __________________________________________________ (hereinafter referred to as "Franchisee").

                              W I T N E S S E T H:

         WHEREAS, Franchisor has developed a system ("System"), identified by the Mark "RezCity.com" relating to the establishment, development and operation of a business specializing in the sale of Internet based marketing tools such as banner advertisements on the home page and calendar pages of the REZcity.com website, content licensing, creating websites with unlimited pages featuring a shopping cart order system and other forms of Internet Advertising. In addition to the services described, the franchisee can elect to operate a consignment business online and provide an auction model through the eBAY Marketplace (Hereby described as REZcity Plus). We all provide tools such as real-time reservations, confirmations and appointment scheduling, business-to-consumer negotiating of retail products and services. Other services include search engine submission and domain name site registration. All of these services are designed for small to medium sized businesses and local community organizations. Our travel services feature online 24/7 reservations/bookings for Airlines, Hotels, Cars, Limos, Tours and Cruises products with over 55 bookable engines ("Services")
         WHEREAS, the distinguishing characteristics of the System include, without limitation, the RezCity.com home page located at http://www.rezcity.com featuring "city guides" for over fifty three thousand (53,000) cities and communities; the proprietary Internet marketing package which includes the Services, the RezCity.com Confidential Operations Manual ("Manual"); methods for recruiting, hiring and training employees; inventory, cost controls, record keeping, all of which may be changed, improved and further developed by Franchisor from time to time; and

         WHEREAS, Franchisor is the owner of the right, title and interest, together with all the goodwill connected thereto, in and to the trademarks "RezConnect.com" and "RezCity.com" and other trademarks, domain names, service marks and trade dress, associated logos, commercial symbols, trade names, trademarks, service marks and trade dress as are now, or in the future, designated as an integral part of the System (the "Mark[s]"); and

         WHEREAS, Franchisee understands and acknowledges the importance of Franchisor's high and uniform standards of quality, operations and service and the necessity of operating the Franchised Business in strict conformity with Franchisor's standards and specifications; and

         WHEREAS, Franchisor is the licensee of certain proprietary software from 411Web.com, Inc., with the right to sub-license the software to its franchisees; and

         WHEREAS, Franchisor expressly disclaims the making of and Franchisee acknowledges that it has not received nor relied upon any warranty or guarantee, express or implied, as to the revenues, profits or success of the business venture contemplated by this Agreement. Franchisee acknowledges that it has read this Agreement and Franchisor's Uniform Franchise Offering Circular and that it has no knowledge of any representation by Franchisor or its officers, directors, shareholders, employees or agents that are contrary to the statements made in

Franchisor's Uniform Franchise Offering Circular or to the terms hereof.

         NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other set forth in this Agreement, hereby agree as follows:

I.             GRANT
               -----

         A     Franchisor  hereby grants to Franchisee,  subject to the terms and conditions hereof, the right and license to operate a business offering the Services to local businesses, community organizations, not-for-profit's, merchants and professionals within their franchised territory.
         B     In  consideration  of the  payments  received  and the  mutual covenants contained in this Agreement, Franchisor hereby grants to Franchisee, and Franchisee hereby accepts, a license for the territory hereinafter described. Franchisor hereby grants to Franchisee, and Franchisee hereby accepts, the right, license and privilege of using "RezCity.com" and "RezConnect.com" and other Marks of Franchisor solely and only upon and in connection with activities authorized under this Agreement. Franchisee agrees not to make or authorize any use, direct or indirect, of the Marks for any other purpose or in any other way. Franchisee acknowledges that Franchisor may grant other licenses for the use of the Marks or utilize the Marks in any manner whatsoever subject to the provisions of this Agreement.

II.            TERRITORY
               ---------

         A     The  territory  granted  shall be as  described  on  Exhibit A
("Territory"). During this Agreement term, Franchisor will not establish or license any other person or entity to provide Internet advertising services or other related services operating under the RezCity.com trademark and utilizing the System within the Territory; provided, however, that Franchisor shall retain the right:

               1.  to establish  other  Franchises at  any  location  outside of
Franchisee's   Territory,   as  Franchisor,   in  its  sole  discretion,   deems
appropriate;

               2. to establish, and license others to establish businesses under other systems using other proprietary marks, which businesses may offer or sell services and products which are competitive with or different from those services and products offered by the Franchised Business, and which businesses may be located within or outside the Territory; Rezconnect Technology which consists of a Net-to-Phone-to-Net application and WEB 2 Web applications are and will be used by various companies and websites which may compete directly with the franchisee in his market or on the Internet. We are not providing exclusive use of the applications to Franchisees but will not offer our technology using REZcity platform other than thru the Franchisee.

               3.  to   contract   with   sales  organizations  and other  Sales
Consultant(s) to allow the Sales Consultants and its sales force to engage in the sale of Internet advertising including the Services; provided, however, that Sales Consultants shall not be licensed to utilize the RezCity.com trademark as its principal trade name under which it operates, but may be permitted to identify itself as a "RezCity.com-Authorized Dealer"; provided further, that the Franchisee shall receive a commission based upon the sale of Services and other Internet advertising by each Sales Consultant occurring in Franchisee's Territory in accordance with Section V of this Agreement. Sales organization is optional and not required for franchisee to accept, unless already in marketplace and all deals will continue.

         B     Upon  execution  of   this  Agreement ,  Franchisee  shall  pay a
franchise      fee       ("Franchise       Fee")      to      Franchisor      of
___________________________________  DOLLARS  ($_________).  Said  Franchise Fee
shall be deemed fully earned and non-refundable upon execution of this Agreement


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
as consideration for expenses incurred by Franchisor in furnishing assistance and services to Franchisee and for Franchisor's lost or deferred opportunity to grant this franchise to other third parties, except as may be specifically provided in this Agreement and/or any exhibit attached hereto.

         The initial franchise fee is based on a per unit sale. A unit can be defined as a town or city with a population of 25,000 or less. For a town or city with 25,000 or less in population, the franchise fee is $1,500. For towns or cities greater than 25,000 in population, a surcharge of $0.06 per person in population is charged. For example, if a town or city has 15,000 in population, the franchise fee would be $1,500; For a town with 30,000 in population, the franchise fee would be $1,800. The franchise fee is due and payable immediately upon execution of the Franchise Agreement. The population is based on the most current U.S. Census Bureau statistics. In the event a Franchisee selects REZcity Plus, they are required to purchase a minimum of three (3) contiguous units at a minimum cost of $4,500.

         Upon the commencement of Franchisee's Franchised Business, Franchisee shall pay to Franchisor a "Web Hosting Fee" totaling One Hundred Fifty Dollars ($150.00) for each franchised unit. The Web Hosting Fee is an annual fee, due from Franchisee to Franchisor on each anniversary year of the signed franchise Agreement. The Web Hosting Fee will increase each year (5%), to reimburse Franchisor for its costs, including labor, maintenance and communications, related to web hosting. If Franchisee does not pay re-occurring hosting fee, franchisee will be in default of the Franchise Agreement.

         C     Franchisee  acknowledges  that  because  complete and detailed uniformity under many varying conditions may not be possible or practical, Franchisor specifically reserves the right and privilege, at its sole discretion and as it may deem in the best interests of all concerned in any specific instance, to vary standards for any System franchisee based upon the peculiarities of the particular site or circumstance, population of trade area, density of population, business potential, existing business practices or any other condition which Franchisor deems to be of importance to the successful operation of such franchisee's business. Franchisee shall not be entitled to require Franchisor to disclose or grant to Franchisee a like or similar variation hereunder.

III.           TERM AND RENEWAL
               ----------------

         A     This  Agreement  shall be effective and binding for an initial term of five (5) years from the date of its execution.

         B     Franchisee shall have the right to renew this franchise at the expiration of the initial term of the franchise for two (2) additional successive terms of five (5) years each, provided that all of the following conditions have been fulfilled:

               1. Franchisee has, during the entire term of this Agreement, substantially complied with all its provisions;

               2. Franchisee has given notice of renewal to Franchisor as provided below;

               3. Franchisee has satisfied all monetary obligations owed by Franchisee to Franchisor, or any affiliate of Franchisor, and has timely met these obligations throughout the term of this Agreement;

               4.  Upon  renewal,   Franchisee   has   executed    Franchisor's
then-current form of the Franchise Agreement or has executed renewal documents at Franchisor's election (with appropriate modifications to reflect the fact that the Franchise Agreement relates to the grant of a renewal franchise), which


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

Franchise Agreement shall supersede this Agreement in all respects, and the terms of which may differ from the terms of this Agreement including, without limitation, a different percentage Sales Commission; provided, however, Franchisee shall not be required to pay the then-current initial Franchise Fee or its equivalent; and

               5.  Franchisee  has  complied  with   Franchisor's   then-current
qualifications and training requirements.

         C     If   Franchisee   desires  to  renew  this  franchise  at  the
expiration of this Agreement, Franchisee shall give Franchisor written notice of its desire to renew at least six (6) months, but not more than twelve (12) months, prior to the expiration of the initial term of this Agreement. Within thirty (30) days after its receipt of such timely notice, Franchisor shall furnish Franchisee with written notice of Franchisee's right to obtain a renewal franchise. If the notice indicates that Franchisor will permit Franchisee to obtain a renewal franchise, Franchisee's right to obtain a renewal franchise will be contingent on continued full compliance with this Agreement and any other agreement between Franchisee and Franchisor and/or Franchisor's affiliates. If, during the term of this Agreement, Franchisee has failed to substantially comply with this Agreement, Franchisor may refuse to grant Franchisee a renewal agreement. Franchisor will provide notice which states the reasons for Franchisor's decision. If Franchisor determines that Franchisee is not eligible to obtain a renewal franchise, but that the nature of the noncompliance may be cured so that Franchisor is willing to consider granting Franchisee a renewal franchise, Franchisor will notify Franchisee accordingly. Franchisee will be eligible for a renewal franchise if Franchisee has cured the noncompliance within thirty (30) days of Franchisor's notice of noncompliance to Franchisee.

IV.            BUSINESS LOCATION
               -----------------

         A     Franchisee  must locate the business office for the Franchised
Business from a premises which is located within the Territory ("Premises"). Franchisee's acceptance of a franchise for the operation of a Franchised
Business  at  the  location  of  the  Premises  is  based  on  Franchisee's  own independent investigation of its suitability for a Franchised Business. Franchisee may establish the office for the Franchised Business within the majority owner's residence (subject to local zoning laws). Franchisor does not evaluate the location. If a Franchisee selects REZcity Plus, Franchisee is required to lease a storage facility that is located within the same territory as the Franchised Business.

         B     Franchisee  agrees, at its expense,  to do or cause to be done the following within ninety (90) days after the date of this Agreement:

               1. obtain all required building, utility, sign, health, and business permits and licenses and any other required permits and licenses, if any;

               2. construct all required improvements to the Premises, and decorate Franchisee's Premises in compliance with layouts and specifications approved by Franchisor, if any;

               3.  purchase  and  install  all  required   computer   equipment,
furniture, furnishings and signs;

               4.  purchase the opening inventory of office supplies; and

               5. hire personnel required for Franchisee's Franchised Business, if any.

         C     Franchisee must not open the  Franchised  Business  and  commence business until:

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               1. all of the  obligations  pursuant to the other  provisions  of
Section IV. of this Agreement have been fulfilled;

               2. Franchisor has received a fully executed form of collateral assignment of telephone numbers and listings, if required;

               3. Franchisee and its personnel have satisfactorily completed initial training;

         .........4. Franchisee has furnished Franchisor with certification that all required building, utility, sign, health, sanitation, business and other permits and licenses have been obtained from any applicable governmental authority, including any certificate of occupancy and approvals necessary to operate a business (if any); and

         .........5.  Franchisor has been furnished with copies of all insurance policies required by this Agreement, or such other evidence of insurance coverage and payment of premiums as Franchisor may request.

         D........Franchisee  must comply with these  conditions and be prepared to open the Franchised Business within one hundred twenty (120) days after signing this Agreement and only after having satisfactorily completed the initial training program as specified in Section V.

V.             TRAINING AND ASSISTANCE
               -----------------------

         A     Franchisor shall make training available to Franchisee and its manager, who shall successfully complete each required training and familiarization course conducted. Initial training shall cover aspects of the operation of a Franchised Business, and shall be conducted in three (3) phases ("Phase[s] I - III"):


         Phase I This Phase is a self-study course lasting several days depending upon Franchisee's technical background and time spent each day reviewing the materials. Franchisee must pass a proficiency examination over the Internet via an online tutorial program to successfully complete Phase I.

         Phase II For REZcity: This Phase lasts twelve (12) hours over several weeks online. Franchisee may elect to visit REZcity.com Corporate Headquarters, or any other location that the Franchisor operates from including a location selected by the Area Representative, if one exits in franchisee's market for in-class training. In-class training is recommended but not mandatory. This Phase is designed to provide Franchisee with an understanding of products and services as well as sales and public relations skills.

                          For REZcity Plus: This Phase lasts eighteen (18) hours over several weeks online. Franchisee may elect to visit REZcity.com Corporate Headquarters, or any other location that the Franchisor operates from including a location selected by the Area Representative, if one exists in franchisee's market for in-class training. In-Class training is recommended but not mandatory. This Phase begins with twelve (12) hours of REZcity.com training and is followed by an additional six (6) hours of training on the auction program.

         Phase III        Prior to beginning  operation,  Franchisor or its Area
                          Representative    shall   provide    Franchisee   with
                          counseling and offer its experience and knowledge on pertinent issues Franchisee has in establishing the Franchised Business. Franchisor shall be available during normal business hours and can be reached by fax, telephone and/or the Internet.

         If Franchisee selects in-house training, all expenses of attendance at the initial training by Franchisee and its employees including, without limitation, travel, and room and board expenses, shall be the sole responsibility of Franchisee. If Franchisee selects online training, the only expense associated is a long distance telephone call into the conference line.

         B As part of ongoing assistance, Franchisor will make available a telephone line which Franchisee may use to communicate with Franchisor during normal business hours to request advice regarding sales matters, business or technical issues.

         C Franchisor may provide and may require that previously trained and experienced Franchisees or their managers or employees attend and successfully complete refresher training programs or seminars; provided online or in-house.
VI.            USE OF SYSTEM AND MARKS
               -----------------------

         A Franchisee acknowledges that the name "REZcity.com" and "REZconnect.com"" and the Marks licensed hereunder are owned by Franchisor and Franchisee further acknowledges that valuable goodwill is attached to such trade names, trademarks and service marks and that Franchisee will use same only in the manner and to the extent specified by this Agreement.

         B Franchisee acknowledges, and will not c ontest, Franchisor's or any affiliate's exclusive ownership and rights to each and every aspect of the System. Franchisee's right to market the System and establish the Franchised Businesses is specifically limited to the Territory, and is subject to the supervision and control of Franchisor as provided herein. Said right shall terminate upon the expiration or termination of this Agreement.

         C Franchisee acknowledges that Franchisor's Marks constitute a significant aspect of the System. Without Franchisor's written approval, Franchisee agrees that such Marks will not be used as the name, or part of any name, of any corporation, partnership or any entity of proprietorship under which Franchisee transacts business. Franchisee's use of the Marks are subject to the control and approval of Franchisor in every other respect.

         D If a claim is asserted by others of a prior use of the Marks with respect to a similar business within the Territory, Franchisor may require Franchisee to participate in the defense of such claims, at Franchisor's expense. Franchisee shall give written notice to Franchisor within five (5) days of acquiring knowledge concerning the use by others within the Territory of the same or confusingly similar names and Marks.

         E If Franchisor at any time, in its sole discretion, determines that it is advisable for Franchisee to modify or discontinue use of any Marks, and/or use one or more additional or substantive trade names, trademarks, service marks or other commercial symbols, Franchisee agrees to comply therewith within a reasonable time after notice thereof by Franchisor.

         F Franchisee shall not establish a Website on the Internet using any domain name containing the words "REZconnect.com," "RezCity.com," "Ezdropoff.com" or any variation thereof without prior written consent from Franchisor. Franchisor retains the sole right to advertise on the Internet and


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

create a Website using the RezCity domain names (Including: rezcity.com, rezity.biz, rezcity.net, rezcity.tv). Franchisee acknowledges that Franchisor is the owner of all right, title and interest in and to such domain names as Franchisor shall designate in the Manual. Franchisor retains the right to pre-approve Franchisee's use of linking and framing between Franchisee's Web pages and all other Websites. If requested by Franchisor, Franchisee shall, within five (5) days, dismantle any frames and links between Franchisee's Web pages and any other Websites.

         G If you are a REZcity Plus Franchisee, you cannot own an auction site from eBAY or any other provider or sell goods on behalf of a third party under any condition. Violation of this prohibition will be grounds for immediate termination of the Franchise Agreement.

VII.           OPERATIONS MANUAL
               -----------------

         A While this Agreement is in effect, Franchisor will loan to Franchisee one (1) copy of the Manual containing mandatory and suggested specifications, standards, operating procedures and rules prescribed from time to time by Franchisor for a Franchised Business and information relative to other obligations of Franchisee. Franchisor shall have the right to add to and otherwise modify the Manual from time to time to reflect changes in the specifications, standards, operating procedures and rules prescribed by
Franchisor for a Franchised Business, provided that no such addition or modification shall alter Franchisee's fundamental status and rights under this Agreement. Franchisor may make such additions or modifications without prior notice to Franchisee. Franchisee shall immediately, upon notice, adopt any such changes.

         B The Manual shall, at all times, remain the sole property of Franchisor and shall promptly be returned upon the expiration or termination of this Agreement. Franchisee shall not make any disclosure, duplication or other unauthorized use of manner any portion of the Manual.

         C The Manual contains proprietary information of Franchisor and shall be kept confidential by Franchisee both during the term of the franchise and subsequent to the expiration or termination of this Agreement. Franchisee shall at all times ensure that its copy of the Manual be available on the Premises in a current and up-to-date manner. At all times that the Manual is not in use by authorized personnel, Franchisee shall maintain the Manual in a locked receptacle on the Premises, and shall only grant authorized personnel, as defined in the Manual, access to the key or combination of such receptacle. In the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by Franchisor at Franchisor's headquarters shall be controlling.

VIII.          CONFIDENTIAL INFORMATION
               ------------------------

         A Franchisor possesses certain proprietary confidential information consisting of methods, techniques, formats, specifications, procedures, information, systems, methods of business management, sales and promotion techniques, and knowledge of and experience in operating a Franchised Business (the "Confidential Information"). Franchisor shall disclose the Confidential Information in the training program, the Manual, and in guidance furnished to Franchisee during this Agreement's term. Franchisee shall not acquire any interest in the Confidential Information, other than the right to utilize it in performing its duties during the term of this Agreement, and Franchisee acknowledges that the use or duplication of the Confidential Information in any other business venture would constitute an unfair method of competition. Franchisee acknowledges and agrees that the Confidential Information is proprietary, includes Franchisor's trade secrets, and is disclosed to Franchisee solely on the condition that Franchisee (and its shareholders, partners, members and managers, if Franchisee is a corporation, partnership or limited liability company) does hereby agree that it: (a) shall not use the Confidential Information in any other business or capacity; (b) shall maintain the absolute confidentiality of the Confidential Information during and after the term of this Agreement; (c) shall not make unauthorized copies of any portion of the Confidential Information disclosed in written or other tangible form; and (d) shall adopt and implement all reasonable procedures prescribed from time to time by Franchisor to prevent unauthorized use or disclosure of the Confidential Information. All ideas, concepts, techniques or materials concerning the Franchised Business, whether or not protectable intellectual property and whether created by or for Franchisee or its owners or employees, must be promptly disclosed to Franchisor and will be deemed
Franchisor's sole and exclusive property, part of the System and works made-for-hire for Franchisor. To the extent any item does not qualify as a "work made-for-hire" for Franchisor, Franchisee shall assign ownership of that item, and all related rights to that item, to Franchisor and must sign whatever assignment or other documents Franchisor requests to show ownership or to help Franchisor obtain intellectual property rights in the item.

         B Franchisor reserves the right to require Franchisee to have each of its shareholders, officers, directors, partners, employees, members, and managers, and, if Franchisee is an individual, Franchisee's spouse, execute a non-disclosure and non-competition agreement in a form approved by Franchisor.

IX.            MODIFICATION OF THE SYSTEM
               --------------------------

         Franchisee recognizes that from time to time hereafter, Franchisor may change or modify the System including, without limitation, the adoption and use of new or modified Marks or copyrighted materials, new computer hardware and software, equipment or new techniques and that Franchisee will accept and use for the purpose of this Agreement any such changes in the System as if they were part of this Agreement at the time of execution hereof. Franchisee will make such expenditures as such changes or modifications in the System may reasonably require. Franchisee shall not change the System in any way without written permission of Franchisor.

X.             ADVERTISING
               -----------

         A If you are an individual Franchisee, you have the option to make expenditures on advertising within your territory. You may use your own advertising materials subject to the approval of the Franchisor. Franchisor may provide guidelines for conducting local advertising and promotional programs, and any deviations from such guidelines shall be approved by Franchisor in writing prior to use.
         B As a REZcity Plus Franchisee, you must contribute 1% of your gross revenue to the REZcity.com National Advertising Fund. There are no REZcity Plus Franchisees in the network that do not contribute to this Fund. We estimate that during the coming fiscal year, about 35% of the Funds money will be spent on media, 20% on the production of advertising materials, 20% on public relations, 10% on sponsorships and 15% on administration. REZcity Corporate Headquarters does not have to spend a specified amount of Advertising Fund money on advertising in your geographic area. We will prepare an annual accounting for the Fund. You may review upon request once a year. The report will not be audited. Most of the money in the Advertising Fund will be spent during the year in which it is contributed. Any unspent money will be retained in the account for use during the following year. This goes into the OC at Item 11 not here.

         C Franchisee is required to advertise continuously in the classified or Yellow Pages of the local telephone directory. Franchisee shall do so under the listings "Internet Services" or such other listings as deemed appropriate by Franchisor. When more than one (1) Franchised Business serves a metropolitan area, classified advertisements shall list all Franchised Businesses operating within the distribution area of such classified directories. Each franchisee shall contribute its equal share in the cost of such advertisement. If required, Franchisee agrees to execute an agreement assigning such directory listing to Franchisor, utilizing a form prescribed by Franchisor, which shall become effective upon termination or expiration of this Agreement.

         D With respect to any promotional materials or advertising permitted hereunder, Franchisee shall not use in advertising or any other form of promotion, the copyrighted materials, trademarks, copyrights, service marks or commercial symbols of Franchisor without appropriate (C) or (R) registration marks or the designations TM or SM where applicable.

XI.            PAYMENTS TO FRANCHISEE
               ----------------------

         A     Unless   Franchisor  and Franchisee  agree in writing  otherwise
for a specific account, Franchisor shall pay to Franchisee, within fifteen (15) days after the end of each calendar month and according to the schedule as contained in Exhibit B to this Agreement, fees for the sale of each Service or other Internet advertising services which are actually received by Franchisor from each franchisee, Sales Consultant or directly from the end user based upon sales within Franchisee's Territory (as delineated in Exhibit A) ("Sales Commissions").

         Notwithstanding the foregoing:

               1. If Franchisee has failed to perform in any material respect any material requirements under the terms of this Agreement, Franchisee shall not be entitled to receive Sales Commissions until such deficiencies have been corrected to Franchisor's reasonable satisfaction.

               2. Franchisee shall not be entitled to share in or receive any Sales Commissions based upon fees paid to Franchisor in the Territory prior to the time Franchisee completes the initial training program and commences full operations of the Franchised Business.

         B All payments under this Paragraph shall immediately and permanently cease after the expiration or termination of this Agreement, although Franchisee shall receive all amounts which have accrued to Franchisee as of the effective date of expiration or termination.

         C     Franchisor's  payments to Franchisee shall be based on amounts actually collected, not on payments accrued, due or owing. Franchisor shall apply any payments received from to any past due indebtedness owed to Franchisor or its affiliates.

         D. Franchisee shall not be allowed to set off amounts owed to Franchisor for fees or other amounts due under this Agreement against any monies owed to Franchisee by Franchisor, which right of set off is hereby expressly waived by Franchisee. Franchisor shall be allowed to set off against amounts owed to Franchisee for Sales Commissions or other amounts due under this Agreement any monies owed to Franchisor.

E. All Merchant fees and any third party charges to handle billing are deductible from monies owed franchisee based on reasonable industry standards.

XII.           BILLING, ACCOUNTING AND RECORDS
               -------------------------------

         A     During  the term of this  Agreement,  Franchisor or its agent, will handle all of the billing and invoicing for the advertising services and sales of Services through the Franchised Business. Franchisor will exercise all reasonable efforts as it considers appropriate to collect amounts due for the Services or sales of other products or services performed in conducting the Franchised Business. Franchisor may, in its discretion, compromise, settle, discount, factor, write-off, assign to collection agencies or pursue through legal action, all amounts due for Services provided through the Franchised Business. After applying amounts owed by Franchisee to Franchisor, Franchisor will pay to Franchisee the commissions as specified in this Agreement and any other agreement between Franchisee and Franchisor on a monthly basis. Franchisor will withhold amounts due it under this Agreement (or any other agreement). Franchisor will pay such amount to Franchisee by the fifteenth (15th) day of each month based on the collections Franchisee has received for the immediately preceding month. The date shall automatically be extended until the next business day if the fifteenth (15th) day of the month is a holiday, Saturday or Sunday. Franchisor will simultaneously send Franchisee financial reports (electronically or otherwise) detailing the revenues billed and the amounts that are applied as a setoff. Although Franchisor will try to collect all receivables, there is no assurance or guarantee as to the timing of collection or the ultimate success of collection. Franchisor shall have no obligation other than to exercise its standard procedures for collection of amounts due. Some accounts are more reputable and creditworthy than others. Franchisor does not warrant the timing or collectability of any amounts owed by anyone even if Franchisor originally offered the account to Franchisee.

         B     During  the term of this Agreement,  Franchisee shall maintain and preserve for the time period specified in the Manual, full, complete and accurate books, records and accounts in accordance with the standard accounting system prescribed by Franchisor in the Manual or otherwise in writing. Franchisee shall retain during the term of this Agreement and for three (3) years thereafter all books and records related to the Franchised Business including, without limitation, invoices, payroll records, check stubs, sales tax records and returns, cash receipts and disbursement journals, general ledgers, state and federal income tax returns, and any other financial records designated by Franchisor or as required by law.

         C     Franchisee  shall   supply  to   Franchisor,  or its  designated
agent, on or before the fifteenth (15th) day of the following calendar month/quarter, in a form approved by Franchisor, a balance sheet as of the end of the last preceding calendar month/quarter and an income statement for such calendar month/quarter and Franchisee's fiscal year-to-date. Additionally, Franchisee shall, at its expense, submit to Franchisor within forty-five (45) days of the end of each fiscal year during the term of this Agreement, a profit and loss statement for such fiscal year and a balance sheet as of the last day of such fiscal year, prepared on a accrual basis including all adjustments necessary for fair presentation of the financial statements.

         D Franchisor or its designated agent(s) shall have the right, at all reasonable times, to examine and copy, at its expense, the books, records and tax returns of Franchisee. In addition, Franchisor shall have the right to interview clients, employees, vendors and/or suppliers. Franchisor shall also have the right, at any time, to have an independent audit made of Franchisee's books, at Franchisor's expense.

XIII.          STANDARDS OF QUALITY AND PERFORMANCE
               ------------------------------------

         A     Franchisee  understands  every detail of the  operation of the
Franchised Business is important, not only to Franchisee, but to Franchisor and other franchisees in order to (i) develop and maintain high and uniform operating standards; (ii) increase the demand for the Services, other services and products offered by Franchised Businesses; and (iii) increase the viewership and consumer awareness of local sites within the RezCity.com home page.

         B Franchisee agrees to comply with all requirements set forth in this Agreement, the Manual and other written policies supplied to Franchisee by Franchisor. Mandatory specifications, standards, operating procedures and rules prescribed from time to time by Franchisor in the Manual or otherwise communicated to Franchisee in writing shall constitute provisions of this Agreement as if fully set forth herein. All references herein to this Agreement shall include all such mandatory specifications, standards and operating procedures and rules. Franchisee shall comply with the entire System including, but not limited to, the provisions of this Paragraph XIII.

         C Franchisee recognizes that the operation of a RezCity.com business involves heavy emphasis on sales soliciting and marketing. In addition, if Franchisee is a franchisee operating in a metropolitan market, Franchisee understands there is additional emphasis on developing, managing and soliciting Sales Consultants.

         D Franchisee shall offer for sale and use at the Franchised Business all types of advertising and Internet products and related services that Franchisor from time to time authorizes and shall not offer for sale or sell or provide through the Franchised Business or the Premises which it occupies any other category of services, supplies, merchandise, products or accessories or use such Franchised Business for any purpose other than the operation of a RezCity.com Franchised Business in full compliance with this Agreement and the Manual.

         E The Franchised Business shall, at all times, be under the direct supervision of Franchisee. Franchisee understands that the Franchised Business may be operated on a part-time or full-time basis. Full-time means the expenditure of at least thirty-five (35) hours per week, excluding vacation, sick leave, etc. I
         F Franchisee shall secure and maintain in force all required licenses, permits and certificates relating to the operation of the Franchised Business and shall operate the Franchised Business in full compliance with all applicable laws, ordinances and regulations including, without limitation, all government regulations.

         G All advertising and promotional activities by Franchisee in any medium shall be conducted in a dignified manner and shall accurately promote, describe and otherwise represent the type, quality and other features of the services and related support activities.

         H     Franchisee  shall  use  only such  client  forms,  invoices  and standardized contracts, as are approved by Franchisor. Franchisee shall obtain such forms from Franchisor or from suppliers Franchisor has approved. Copies of all client contracts and invoices issued by Franchisee shall be submitted to Franchisor on a daily basis.

         I Franchisee shall notify Franchisor in writing within five (5) days of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, including action against professional services/credentials of any employee associated with Franchisee, which may adversely affect the operation or financial condition of the Franchised Business.

XIV.           FRANCHISOR'S OPERATIONS ASSISTANCE
               ----------------------------------

         A Franchisor or Franchisor's representative shall make periodic visits to the Franchised Business for the purposes of consultation, assistance and guidance of Franchisee in various aspects of the operation and management of the Franchised Business at the request of the Franchisee. The fee associated with Franchisor visiting Franchisee is $150 per day plus all travel expenses. Franchisor and Franchisor's representatives who visit the Franchised Business may prepare, for the benefit of both Franchisor and Franchisee, written reports with respect to such visits outlining any suggested changes or improvements in the operations of the Franchised Business and detailing any defaults in such operations which become evident as a result of any such visit. A copy of any such written report may be provided to Franchisee.

         B Franchisor may conduct research and testing to determine the feasibility of new programs, market trends and the marketability of new programs. Franchisee agrees to cooperate and participate in such research and testing programs by test marketing new programs and/or services at Franchisee's Franchised Business and by providing Franchisor with timely reports and other relevant information regarding research and testing programs. Franchisee agrees to make reasonable efforts to sell any products and services comprising the new program.

XV.            INSURANCE
               ---------

         A Franchisee shall procure, at its sole expense, and maintain in full force and effect during the term of this Agreement, an insurance policy or policies protecting Franchisee, Franchisor, their officers, directors, partners and employees against any loss, liability, personal injury, death or property damage or expense whatsoever arising or occurring upon or in connection with the Franchised Business, as Franchisor may reasonably require for its own and Franchisee's protection. Franchisor shall be named an additional insured in such policy or policies.

         B Such policy or policies shall be written by an insurance company licensed in the state in which Franchisee operates and having at least an "A" Rating Classification as indicated in A.M. Best's Key Rating Guide in accordance with standards and specifications set forth in the Manual or otherwise in writing, and shall include, at a minimum (except as different coverages and policy limits may reasonably be specified for all franchisees from time to time by Franchisor in the Manual or otherwise in writing), the following:

               1. All "Risks" or "Special" form coverage insurance on all furniture, fixtures, equipment, supplies and other property used in the operation of the Franchised Business, (which coverage may include flood and/or earthquake coverage, where there are known exposures to either peril or theft ) for full repair as well as replacement value of the equipment, Improvements and betterments, except that an appropriate deductible clause shall be permitted, not to exceed ONE THOUSAND DOLLARS ($1,000.00).

               2. Workers' Compensation and Employer's Liability insurance as well as such other insurance as may be required by statute or rule of the state or county in which the Franchised Business is located and operated.

               3. Individual Franchisees excluding REZcity Plus Franchisees may not need the full coverage of insurance outlined below unless they operate outside their home with the exception of Errors and Omissions insurance which is provided by Franchisor as a rider policy with a cost of $75 per year, which amount could increase in future years based on the cost of Franchisor's master policy with its carrier.

               4.  For  REZcity  Plus:  Franchisee   shall   purchase  insurance
according to the specifications that Franchisor designates in the current version of its manual. Franchisee is required to purchase and maintain a policy or policies of comprehensive public liability insurance, including products liability coverage, covering all assets , personnel and activities on an occurrence basis with a combined single limit for bodily injury, death or property damage of not less than $1,000,000. Franchisor may increase the minimum coverage requirement annually if necessary to reflect inflation or other changes in circumstances. Franchisee must carry Bailee's Insurance sufficient to cover the total loss or destruction of all seller's items in Franchisee's possession. In addition, Franchisee must maintain policies of workers compensation insurance, disability insurance and any other types of insurance required by applicable law. Each insurance policy that Franchisor requires under this Agreement must contain a provision that the policy cannot be cancelled without thirty (30) days' written notice to Franchisor. It must be issued by an insurance company of recognized responsibility, designate Franchisor an additional named insured and be satisfactory to Franchisor in form, substance and coverage. Franchisee shall deliver a certificate of the issuing insurance company evidencing each policy to Franchisor within ten (10) days after the policy is renewed.

               5. Commercial General Liability insurance, including a per premises aggregate with the following coverage's: broad from contractual liability; personal injury; medical payments and fire damage liability; insuring Franchisor and Franchisee against all claims, suits, obligations, liabilities and damages, including attorneys' fees, based upon or arising out of actual or alleged personal injuries or property damage resulting from or occurring in the course of, or on about or otherwise concerning the Franchise Business, including General Aggregate coverage in the following minimum limits:

                                                                 Minimum Limits
         Recommended Coverage                                     of Coverage
         --------------------                                     -----------

         General Aggregate.........................................$500,000
         Personal Injury...........................................$500,000
         Each Occurrence...........................................$500,000
         Fire Damage (any one fire).................................$50,000
         Medical Expense (any one person)............................$5,000
         Automobile Liability Insurance (including owned, hired
            and non-owned coverage)................................$500,000



               5. Such insurance as necessary to provide coverage under the indemnity provisions set forth in Paragraph XXII.C. of this Agreement.

               6. Such additional insurance and types of coverage as may be required by the terms of any lease for the Premises, or as may be required from time to time by Franchisor.

         The amounts required herein may be modified from time to time by Franchisor to reflect inflation or future experience with claims.

         C. The insurance afforded by the policy or policies respecting liability shall not be limited in any way by reason of any insurance which may be maintained by Franchisor. Within sixty (60) days of the signing of this Agreement, but in no event later than thirty (30) days prior to commencement of operations of the Franchised Business, a Certificate of Insurance showing compliance with the foregoing requirements shall be furnished by Franchisee to Franchisor for approval. Such certificate shall state that said policy or policies shall not be canceled or altered without at least thirty (30) days' prior written notice to Franchisor and shall reflect proof of payment of premiums. Maintenance of such insurance and the performance by Franchisee of the obligations under this Paragraph XV.C. shall not relieve Franchisee of liability under the indemnity provision set forth in this Agreement. Minimum limits as required above may be modified from time to time, as conditions require, by written notice to Franchisee.

         D. Should Franchisee, for any reason, not procure and maintain such insurance coverage as required by this Agreement, Franchisor shall have the right and authority (without, however, any obligation to do so) to immediately procure such insurance coverage and to charge same to Franchisee, which charges, together with a reasonable fee for expenses incurred by Franchisor in connection with such procurement, shall be payable by Franchisee immediately upon notice.

XVI.           COVENANTS
               ---------


         A. Unless otherwise specified, the term "Franchisee" as used in this Paragraph XVI. shall include, collectively and individually, Franchisee as defined in Paragraph XXXII.

         B. Franchisee covenants that, during the term of this Agreement, except as otherwise approved in writing by Franchisor, Franchisee shall not, either directly or indirectly, for itself, or through, on behalf of or in conjunction with any person, persons, partnership, corporation, limited liability company or other entity:

               1. Divert or attempt to divert any business or clients of the Franchised Business to any competitor, by direct or indirect inducement or otherwise, or do or perform, directly or indirectly, any other act injurious or prejudicial to the goodwill associated with the Marks or the System;

               2. Employ or seek to employ any person who is at that time employed by Franchisor or by any other franchisee licensed by Franchisor, or otherwise directly or indirectly induce or seek to induce such person to leave his or her employment; or

               3. Own, maintain, engage in, consult with or have any interest in any competitive business (including any business operated by Franchisee prior to entry into this Agreement) specializing, in whole or in part, in operating a business providing Internet advertising services, Online Auctions, and related services, the same as or similar to those offered or provided through the System.

         C. Franchisee specifically acknowledges that, pursuant to this Agreement, Franchisee shall receive certain trade secrets and confidential information including, without limitation, information regarding the promotional, operational, sales and marketing methods and techniques of Franchisor and the System. Accordingly, Franchisee covenants that, except as otherwise approved in writing by Franchisor, Franchisee shall not, for a period of one (1) year after the expiration or termination of this Agreement, regardless of the cause of termination, either directly or indirectly, for itself or through, on behalf of or in conjunction with any person, persons, partnership, corporation, limited liability company or other entity, own, maintain, engage in, consult with or have any interest in any business specializing, in whole or in part, in providing Internet advertising services and related services, the same as or similar to those offered or provided in the System within:

               1.  the  metropolitan   statistical  area  where  the  Franchised
Business is located; or

               2. a radius of ten (10) miles of the Territory of any other business using the System, whether franchised or owned and operated by Franchisor or any affiliate of Franchisor.

         D. Each of the foregoing covenants shall be construed as independent of any other covenant or provision of this Agreement. If all or any portion of a covenant in this Paragraph XVI. is held unreasonable or unenforceable by a court or agency having valid jurisdiction in an unappealed final decision to which Franchisor is a party, Franchisee shall be bound by any lesser covenant subsumed within the terms of such covenant that imposes the maximum duty permitted by law, as if the resulting covenant were separately stated in and made a part of this Paragraph XVI.

         E. Franchisee understands and acknowledges that Franchisor shall have the right, in its sole discretion, to reduce the scope of any covenant set forth in Paragraphs XVI.B. and XVI.C. in this Agreement, or any portion thereof, without Franchisee's consent, effective immediately upon receipt by Franchisee of written notice thereof, and Franchisee shall comply forthwith with any covenant as so modified, which shall be fully enforceable notwithstanding the provisions of Paragraph XXVII.

         F. Franchisor shall have the right to require all of Franchisee's personnel performing managerial, supervisory and marketing functions and all personnel receiving training from Franchisor to execute similar covenants in a form satisfactory to Franchisor.

         G. Franchisee acknowledges that Franchisor shall be entitled to seek immediate equitable remedies including, but not limited to, restraining orders in order to safeguard such proprietary, confidential and special information of Franchisor and that money damages alone would be an insufficient remedy with which to compensate Franchisor for any breach of the terms of this Paragraph XVI.

XVII.          DEFAULT AND TERMINATION
               -----------------------

         A. If Franchisee is in substantial compliance with this Agreement and Franchisor materially breaches this Agreement and fails to cure such breach within a reasonable time after written notice thereof is delivered to Franchisor, Franchisee may terminate this Agreement unless the breach cannot reasonably be cured within thirty (30) days, in which case Franchisee will have the right to terminate this Agreement if, after receipt of a written notice of default, Franchisor does not promptly undertake and continue efforts to cure such mutual breach within a reasonable period of time, and furnish Franchisee reasonable proof of such efforts. To terminate this Agreement under this Paragraph, Franchisee must provide a separate written notice of termination, which will be effective thirty (30) days after delivery of such notice to Franchisor. Such termination shall be effective thirty (30) days after delivery to Franchisor of written notice that such breach has not been cured and Franchisee elects to terminate this Agreement.

         B. This Agreement shall, at the option of Franchisor, terminate without notice of termination, if Franchisee or its owner(s), member(s), director(s), general partner(s), officer(s) or key employee(s):

               1. Fails to  establish  and equip the  Premises  as  provided  in
          Section III. of this Agreement;

               2. Fails to satisfactorily complete the training program as provided in Section IV. of this Agreement;

               3. Has made any material misrepresentation or omission in its application for the franchise;

               4. Is convicted of or pleads no contest to a felony or other crime or offense that is likely to adversely affect the reputation of Franchisor, Franchisee or the Franchised Business;

               5. Makes any unauthorized use, disclosure or duplication of any portion of the Manual or duplicates or discloses or makes any unauthorized use of any trade secret or confidential information provided to Franchisee;

               6. Abandons, fails or refuses to actively operate the Franchised Business for five (5) or more consecutive days, unless the Franchised Business has not been operational for a purpose approved by Franchisor, or fails to relocate to approved premises within an approved period of time following expiration or termination of the lease for the Premises, if applicable;

               7. Surrenders or transfers control of the operation of the Franchised Business, makes or attempts to make an unauthorized direct or indirect assignment of the franchise or an ownership interest in Franchisee, or fails or refuses to assign the franchise or the interest in Franchisee of a deceased or incapacitated controlling owner thereof as herein required;

               8. Is adjudicated as bankrupt, becomes insolvent, commits any affirmative act of insolvency or files any action or petition of insolvency; if a receiver (permanent or temporary) of its property or any part thereof is appointed by a court of competent authority; if it makes a general assignment for the benefit of its creditors; if a final judgment remains unsatisfied of record for thirty (30) days or longer (unless supersedes bond is filed); if execution is levied against Franchisee's business or property; if suit to foreclose any lien or mortgage against its Premises or equipment is instituted against Franchisee and not dismissed within thirty (30) days or is not in the process of being dismissed;

               9. Materially misuses or makes an unauthorized use of any of the Marks or commits any other act which can reasonably be expected to materially impair the goodwill associated with any of the Marks;

               10. Fails on two (2) or more separate occasions within any period of twelve (12) consecutive months to submit reports or other information or supporting records when due, to pay amounts due for purchases from Franchisor and any affiliate of Franchisor or other payments when due to Franchisor and any affiliate of Franchisor, or otherwise fails to comply with this Agreement, whether or not such failures to comply are corrected after notice thereof is delivered to Franchisee; or

               11. Continues to violate any health or safety law, ordinance or regulation or operates the Franchised Business in a manner that presents a health or safety hazard to its clients or the public.

               12, As a REZcity Plus Franchisee, Franchisee cannot own an auction site from eBAY or any other provider or sell goods for a third party under any condition.

         C. This Agreement shall terminate, at Franchisor's sole option, upon the occurrences of any of the following events and Franchisee's failure to cure within the specified time periods if Franchisee:

               1. Fails or refuses to make payments of any amounts due Franchisor or any affiliate of Franchisor for purchases from Franchisor or any affiliate of Franchisor, or any other amounts due to Franchisor or any affiliate of Franchisor, and does not correct such failure or refusal within thirty (30) days after written notice of such failure is delivered to Franchisee; or

               2. Fails or refuses to comply with any other provision of this Agreement, or any mandatory specification, standard or operating procedure prescribed in the Manual or otherwise in writing, and does not correct such failure within thirty (30) days or provide proof acceptable to Franchisor that Franchisee has made all reasonable efforts to correct such failure and shall continue to make all reasonable efforts to cure until a cure is effected; if such failure cannot reasonably be corrected within thirty (30) days after written notice of such failure to comply is delivered to Franchisee.

         D. To the extent that the provisions of this Agreement provide for periods of notice less than those required by applicable law, or provide for termination, cancellation, non-renewal or the like, other than in accordance with applicable law, to the extent such are not in accordance with applicable law, such provisions shall not be effective, and Franchisor shall comply with applicable law in connection with each of these matters.

XVIII.         RIGHTS AND DUTIES OF PARTIES UPON EXPIRATION OR TERMINATION
               -----------------------------------------------------------

         Upon termination or expiration, this Agreement and all rights granted hereunder to Franchisee shall forthwith terminate and:

         A. Franchisee shall immediately cease to operate the Franchised Business under this Agreement and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

         B. Upon demand by Franchisor, Franchisee shall assign (or, if an assignment is prohibited, a sublease for the full remaining term and on the same terms and conditions as Franchisee's lease) its interest in a conventional office space lease (if applicable) then in effect for the Premises to Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         C. Franchisee shall immediately and permanently cease to use, by advertising or in any other manner whatsoever, any confidential methods, procedures, trade secrets, processes and techniques associated with the System, the Marks and any distinctive forms, slogans, signs, symbols, logos or devices associated with the Marks or System. In particular, Franchisee shall cease to use, without limitation, all signs, advertising materials, stationery, forms and any other article which displays the Marks.

         D. Franchisee shall take such action as may be necessary to cancel or assign to Franchisor, at Franchisor's option, any assumed name or equivalent registration filed with state, city or county authorities which contains the name "RezCity.com," "REZconnect.com," or any of the Marks, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

         E. Franchisee shall promptly pay all sums owing to Franchisor.In the event of termination for any default of Franchisee, such sums shall include, but not be limited to, all damages, costs and expenses, including reasonable attorneys' fees incurred by Franchisor as a result of the default.

         F. Franchisee shall pay to Franchisor all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor subsequent to the termination or expiration of the franchise herein granted in obtaining injunctive or other relief for the enforcement of any provisions of this Paragraph XVIII. or Paragraph XVI.

         G. Franchisee shall immediately turn over to Franchisor the Manual and all other manuals, client lists, records, files, instructions, brochures, agreements, disclosure statements and any and all other materials provided by Franchisor to Franchisee relating to the operation of the Franchised Business (all of which are acknowledged to be Franchisor's property).

         H. Franchisee hereby acknowledges that all telephone and facsimile numbers, e-mail and Internet addresses used in the operation of the Franchised Business constitute property of Franchisor. Franchisee agrees, prior to utilizing any telephone number in conjunction with the Franchised Business, to execute an agreement assigning such telephone listing and numbers to Franchisor, which shall become effective upon termination of this Agreement for any reason. In addition, Franchisee shall notify the telephone company and all listing agencies of the termination or expiration of Franchisee's right to use any telephone numbers and facsimile numbers in any regular, classified or other telephone directory listing associated with the Marks and to authorize transfer of same to or at the direction of Franchisor.

         I. Franchisor shall have the right(but not the duty) to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase for cash, except as provided in this Paragraph XVIII.K., any or all assets of the Franchised Business, including leasehold improvements, equipment, supplies and other inventory, advertising materials and all items bearing the Marks, at Franchisee's cost or fair market value, whichever is less. If Franchisor elects to exercise any option to purchase as herein provided, it shall have the right to set off all amounts due from Franchisee under this Agreement, if any, against any payment therefore.

         J.    Franchisee shall comply with the covenants contained in Paragraph
XVI. of this Agreement.

         K. All obligations of Franchisor and Franchisee which expressly or by their nature survive the expiration or termination of this Agreement shall continue in full force and effect subsequent to and notwithstanding their expiration or termination and until they are satisfied or by their nature expire.

XIX.           TRANSFERABILITY OF INTEREST
               ---------------------------

         A. This Agreement and all rights hereunder can be assigned and transferred by Franchisor and, if so, shall be binding upon and inure to the benefit of Franchisor's successors and assigns; provided, however, that with respect to any assignment resulting in the subsequent performance by the assignee of the functions of Franchisor, the assignee shall: (i) at the time of such assignment, be financially responsible and economically capable of performing the obligations of Franchisor hereunder; and (ii) expressly assume and agree to perform such obligations.

         B. Franchisee shall not transfer, sell or assign fifteen percent (15%) or more of the assets used in the Franchised Business or any ownership interest licensed hereunder without the written consent of Franchisor.

         C. The rights and duties of Franchisee as set forth in this Agreement, and the franchise herein granted, are personal to Franchisee, and Franchisor has agreed to enter into this contract with Franchisee in reliance upon Franchisee's personal skill and financial ability. Accordingly, neither Franchisee nor any successor of Franchisee, either immediate or remote, to any part of Franchisee's interest in this Agreement may sell, assign, transfer, convey, give away, pledge, mortgage or otherwise encumber any interest in this Agreement or in the franchise granted hereby. Any purported assignment or transfer, whether by operation of law or otherwise, or encumbrance of all or any part of Franchisee's rights, or of all or any part of Franchisee's company under this Agreement, or of all or any part of the operating control of the business of Franchisee, shall be null and void and shall constitute a material breach of this Agreement, for which breach Franchisor may then terminate this Agreement without notice or opportunity to cure, unless such assignment, transfer or encumbrance has the prior written consent of Franchisor.

         D. If Franchisee desires to sell or transfer all or any part of its interest in this Agreement and Franchise, or all or any part of the company which operates the Franchised Business, to any transferee, Franchisee shall first obtain the written consent of Franchisor to such transaction, which consent will be conditioned upon the satisfaction of the following conditions:

               1. All obligations owed to Franchisor and all other outstanding obligations relating to the Franchised Business shall be fully paid and satisfied.

               2. Unless prohibited by the law of the state where the Franchise is located, Franchisee shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor including its officers, directors, shareholders and employees, in their corporate and individual capacities, including, without limitation, claims arising under federal, state and local laws, rules and ordinances, and any other matters incident to the termination of this Agreement or to the transfer of Franchisee's interest herein or to the transfer of Franchisee's ownership of all or any part of the business which operates this Franchise. If a general release is prohibited, Franchisee shall give the maximum release allowed by law.

               3. The transferee  shall have satisfied  Franchisor that it meets
Franchisor's   management,   business  and  financial  standards  and  otherwise
possesses the character and capabilities, including business reputation and credit rating, as Franchisor may require to demonstrate ability to conduct the Franchised Business.

               4. The transferee and, at Franchisor's option, all persons owning any interest in the transferee, shall execute the then-current Franchise Agreement for new franchisees which may be substantially different from this Agreement, including, without limitation, differences in Sales Commissions, territorial protection and other material provisions. The Franchise Agreement then executed shall be for the term specified in such Agreement.

               5. The transferee shall have executed a general release, in a form satisfactory to Franchisor, of any and all claims against Franchisor and its officers, directors, shareholders and employees, in their corporate and individual capacities, with respect to any representations regarding the franchise or the business conducted pursuant thereto or any other matter that may have been made to the transferee by the selling Franchisee.

               6. Franchisee shall have provided Franchisor with a complete copy of all contracts and agreements and related documentation between Franchisee and the transferee relating to the sale or transfer of the franchise.

         E. Franchisee shall have paid to Franchisor a transfer fee in the amount of twenty percent (20%) of the then-current initial Franchise Fee. (Up to $1,500 per town or city; multiple zip codes within one town or city still constitute a single franchise)

         F. Franchisee agrees to continue to be bound to the obligations of the new Franchise Agreement and to guarantee the full performance thereof by the transferee, if required by Franchisor.

         G. If Franchisee wishes to transfer this Agreement or any interest therein to a corporation, limited liability company or other legal entity ("Entity") which shall be entirely owned by Franchisee, which Entity is being formed for the financial planning, tax or other convenience of Franchisee, Franchisor's consent to such transfer shall be conditioned upon the following requirements:

                  1. The Entity shall be newly organized and its charter shall provide that its activities are confined exclusively to the operation of the Franchised Business.

                  2. Franchisee shall retain total ownership of the outstanding stock or other capital interest in the transferee Entity, and Franchisee shall act as the principal officer or officers and directors thereof.

                  3.  All   obligations  of  Franchisee  to  Franchisor  or  any
affiliate shall be fully paid and satisfied prior to Franchisor's consent.

                  4. The Entity assignee shall enter into a written agreement with Franchisor expressly assuming the obligations of this Agreement and all other agreements relating to the operation of this Franchised Business. If the consent of any other contracting party to any such agreement be required, Franchisee shall have obtained such written consent and provided the same to Franchisor prior to consent by Franchisor.

                  5. All owners of the stock or other ownership interest of the transferee Entity shall enter into an agreement with Franchisor, jointly and severally, guaranteeing the full payment of the Entity's obligations to Franchisor and the performance by the Entity of all the obligations of the Agreement.

                  6. Each stock certificate or other ownership interest certificate of the Entity shall have conspicuously endorsed upon the face thereof of a statement in a form satisfactory to Franchisor that it is held subject to, and that further assignment or transfer thereof is subject to, all restrictions imposed upon transfers and assignments by this Agreement.

                  7. Copies of the transferee Entity's Articles of Incorporation, Bylaws, Operating Agreement, and other governing regulations or documents, including resolutions of the Board of Directors authorizing entry into this Agreement, shall be promptly furnished to Franchisor. Any amendment to any such documents shall also be furnished to Franchisor immediately upon adoption.

                  8. The term of the transferred franchise shall be the unexpired term of this Agreement.

                  9. Franchisor's consent to a transfer of any interest in this Agreement or of any ownership interest in the Franchised Business shall not constitute a waiver of any claims Franchisor may have against the transferor or the transferee, nor shall it be deemed a waiver of Franchisor's right to demand compliance with the terms of this Agreement.

         H. Franchisor may, without liability of any kind or nature whatsoever to Franchisee, make available for inspection by any intended transferee of Franchisee all or any part of Franchisor's records relating to this Agreement, the Franchised Business, or to the history of the relationship of the parties hereto. Franchisee hereby specifically consents to such disclosure by Franchisor and absolutely releases and agrees to hold Franchisor harmless from and against any claim, loss or injury resulting from an inspection of Franchisor's records relating to this franchise by an intended transferee identified by Franchisee.

         I. Franchisee shall not , without prior written consent of Franchisor, place in, on or upon the location of the Franchised Business, or in any communication media, any form of advertising relating to the sale of the Franchised Business or the rights granted hereunder.


XX.            DEATH OR INCAPACITY OF FRANCHISEE
               ---------------------------------

         A. In the event of the death or incapacity of any person with an ownership interest in this Agreement, the heirs, beneficiaries, devisee, or legal representatives of said individual, partner, member or shareholder shall, within one hundred eighty (180) days of such event:

                  1.  ______________________________  Agreement  (except that no transfer fee shall be required) and upon appointing a designated manager to operate the Franchised Business which manager must begin Franchisor's training program no later than six (6) months after the date of Franchisee's death or disability; or

                  2. Sell, assign, transfer or convey Franchisee's interest in compliance with the provisions of Sections XIX. and XXI. of this Agreement; provided, however, in the event a proper and timely application for the right to continue to operate has been made and rejected, the one hundred eighty (180) days to sell, assign, transfer or convey shall be computed from the date of application. For purposes of this Paragraph XX.A.2., Franchisor's silence on an application made pursuant to Paragraph XIX.D. through the one hundred eighty
(180) days following the event of death or incapacity shall be deemed a rejection made on the last day of such period.

         B. In the event of the death or incapacity of an individual Franchisee, or any partner, shareholder or member of a Franchisee which is a partnership, corporation or limited liability company, where the aforesaid provisions of Paragraph XIX. have not been fulfilled within the time provided, all rights licensed to Franchisee under this Agreement shall, at the option of Franchisor, terminate forthwith and automatically revert to Franchisor.

         C. For purposes of this Agreement, "incapacity" shall be defined as the inability of Franchisee to operate or oversee the operation of the Franchised Business on a regular basis by reason of any continuing physical, mental or emotional incapacity, chemical dependency or other limitation. Any dispute as to the existence of an incapacity as defined herein shall be resolved by majority decision of three (3) licensed medical physicians practicing in the Metropolitan Statistical Area in which the Franchised Business is located, with each party selecting one (1) medical physician, and the two (2) medical physicians so designated selecting the third medical physician. The determination of the majority of the three (3) medical physicians shall be binding upon the parties and all costs of making said determination shall be borne by the party against whom it is made.

XXI.           RIGHT OF FIRST REFUSAL
               ----------------------

         If Franchisee or its owners propose to sell the Franchised Business (or its assets), any ownership interest of Franchisee or any ownership interest in this Agreement, Franchisee or its owners shall obtain and deliver a bona fide, executed written offer or proposal to purchase or proposal to merge, along with all pertinent documents including any contract or due diligence materials to Franchisor, which shall, for a period of thirty (30) days from the date of delivery of all such documents, have the right, exercisable by written notice to Franchisee or its owners, to purchase the ownership interest or assets for the price and on the terms and conditions contained in such offer or proposal to Franchisor, provided that Franchisor may substitute cash for the fair market value of any form of payment proposed in such offer or proposal. If Franchisor does not exercise this right of first refusal, the offer or proposal may be accepted by Franchisee or its owners, subject to the prior written approval of Franchisor, as provided in Paragraph XIX. hereof, provided that if the sale fails to close within one hundred twenty (120) days of the date thereof, Franchisor shall again have the right of first refusal herein described. Should a transferee assume the rights and obligations under this Agreement, such transferee shall likewise be subject to Franchisor's right of first refusal under terms and conditions as set forth herein.

XXII.          INDEPENDENT CONTRACTOR AND INDEMNIFICATION
               ------------------------------------------

         A. This Agreement does not create a fiduciary relationship between the parties, nor does it constitute Franchisee as an agent, legal representative, joint venturer, partner, employee or servant of Franchisor for any purpose whatsoever; and it is understood between the parties hereto that Franchisee shall be an independent contractor and is in no way authorized to make any contract, agreement, warranty or representation on behalf of Franchisor to incur any debt, or to create any obligation, express or implied, on behalf of Franchisor.

         B. During the term of this Agreement and any extension hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor. Franchisee shall take such affirmative action as may be necessary to do so including, without limitation, exhibiting a notice of that fact in a conspicuous place on the Premises and on all forms, stationery or other written materials, the content of which Franchisor reserves the right to specify.

         C. Franchisee shall defend, at its own cost, and indemnify and hold harmless Franchisor, its general partners and any shareholders, directors, officers, employees and agents, from and against any and all losses, costs, expenses (including, without limitation, reasonable accountants', attorneys' and expert witness fees, costs of investigation and proof of facts, court costs other litigation expenses, and travel and living expenses), damages and liabilities, however caused, resulting directly or indirectly from or pertaining to the use, condition or construction, equipping, decorating, maintenance or operation of the Franchised Business, including the sale of any Service sold from the Franchised Business, or from or pertaining to any breach of this Agreement by Franchisee. Such losses, claims, costs, expenses, damages and liabilities shall include, without limitation, those arising from latent or other defects in the Franchised Business, whether or not discoverable by Franchisor, and those arising from the death or injury to any person or arising from damage to the property of Franchisee or Franchisor, their agents or employees or any third person, firm or corporation, whether or not such losses, claims, costs, expenses, damages or liabilities were actually or allegedly caused wholly or in part through the active or passive negligence of Franchisor or any of its agents or employees or resulted from any strict liability imposed on Franchisor or any of its agents or employees. All such indemnification shall survive termination of this Agreement.

         D. Franchisor shall not, by virtue of any approvals, advice or services provide to Franchisee, assume responsibility or liability to Franchisee or any third parties to which Franchisor would otherwise be subject.

XXIII.         NON-WAIVER
               ----------

         No failure of Franchisor to exercise any power reserved to it hereunder, or to insist upon strict compliance by Franchisee with any obligation or condition hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of Franchisor's right to demand exact compliance with the terms hereof. Waiver by Franchisor of any particular default by Franchisee shall not be binding unless in writing and executed by the party sought to be charged and shall not affect or impair Franchisor's right with respect to any subsequent default of the same or of a different nature; nor shall any delay, waiver, forbearance or omission of Franchisor to exercise any power or rights arising out of any breach or default by Franchisee of any of the terms, provisions or covenants hereof, affect or impair Franchisor's rights nor shall such constitute a waiver by Franchisor of any right hereunder or of the right to declare any subsequent breach or default. Subsequent acceptance by Franchisor of any payment(s) due to it hereunder shall not be deemed to be a waiver by Franchisor of any preceding breach by Franchisee of any terms, covenants or conditions of this Agreement.

XXIV.          NOTICES
               -------

         Any and all notices required or permitted under this Agreement shall be in writing and shall be deemed received: (a) at the time delivered by hand to the recipient party (or to an officer, director or partner of the recipient party); (b) on the next business day of the transmission by facsimile, telegraph or other reasonably reliable electronic communication system; (c) two (2) business days after being placed in the hands of a commercial courier service for guaranteed overnight delivery; or (d) five (5) business days after placement in the United States Mail by Registered or Certified Mail, Return Receipt Requested, postage prepaid and addressed to the party to be notified at its most current principal business address of which the notifying party has been notified in writing. All notices, payments and reports required by this Agreement shall be sent to Franchisor at the address below:

         Notices to Franchisor:             RezConnect Technologies, Inc.
                                            560 Sylvan Avenue
                                            Englewood Cliffs, New Jersey 07632
                                            Attention:  Michael Brent, President
                                            Fax No.: 201-567-3265

         With a copy to:                    Harold L. Kestenbaum, Esq.
                                            EAB Plaza, West Tower, 14th Floor
                                            Uniondale, New York 11556
                                            Fax No.: (516) 745-0293

         Notices to Franchisee:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------
                                            Fax No.:
                                                    -------------------

         With a copy to:
                                            ------------------------------------
                                            ------------------------------------
                                            ------------------------------------
                                            Fax No.:
                                                    -------------------

XXV.           COST OF ENFORCEMENT OR DEFENSE
               ------------------------------

         If Franchisor or Franchisee is required to enforce this Agreement in a judicial or arbitration proceeding, the prevailing party shall be entitled to reimbursement of its costs, including reasonable accounting and legal fees, in connection with such proceeding.

XXVI.          APPROVALS
               ---------

         A. Whenever this Agreement requires the prior approval or consent of Franchisor, Franchisee shall make a timely written request to Franchisor therefore and, except as otherwise provided herein, any approval or consent granted shall be effective only if in writing.

          B. Franchisor makes no warranties or guarantees upon which Franchisee may rely and assumes no liability or obligation to Franchisee or any third party to which it would not otherwise be subject, by providing any waiver, approval, advice, consent or services to Franchisee in connection with this Agreement, or by reason of any neglect, delay or denial of any request therefore.

XXVII.         ENTIRE AGREEMENT
               ----------------

         This Agreement, any exhibit attached hereto and the documents referred to herein, shall be construed together and constitute the entire, full and complete agreement between Franchisor and Franchisee concerning the subject matter hereof, and shall supersede all prior agreements. No other representation has induced Franchisee to execute this Agreement and there are no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein, which are of any force or effect with reference to this Agreement or otherwise. No amendment, change or variance from this Agreement shall be binding on either party unless executed in writing by both parties.

XXVIII.        SEVERABILITY AND CONSTRUCTION
               -----------------------------

         A. Each paragraph, part, term and/or provision of this Agreement shall be considered severable, and if, for any reason, any paragraph, part, term and/or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation, such shall not impair the operation of or affect the remaining portions, paragraphs, parts, terms and/or provisions of this Agreement, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid paragraphs, parts, terms and/or provisions shall be deemed not part of this Agreement; provided, however, that if Franchisor determines that said finding of illegality adversely affects the basic consideration of this Agreement, Franchisor may, at its option, terminate this Agreement.

         B. Anything to the contrary herein notwithstanding, nothing in this Agreement is intended, nor shall be deemed, to confer upon any person or legal entity other than Franchisor or Franchisee and such of their respective successors and assigns as may be contemplated by this Agreement, any rights or remedies under or by reason of this Agreement.

         C. Franchisee expressly shall be bound by any promise or covenant imposing the maximum duty permitted by law which is contained within the terms of any provision hereof, as though it were separately stated in and made a part of this Agreement, that may result from striking from any of the provisions hereof any portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

         D. All captions herein are intended solely for the convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

         E. This Agreement may be executed in multiple copies, and each copy so executed shall be deemed an original.

XXIX.          APPLICABLE LAW
               --------------

         A. THIS AGREEMENT AND THE RIGHTS OF THE PARTIES WILL NOT TAKE EFFECT UNLESS AND UNTIL THIS AGREEMENT IS ACCEPTED AND SIGNED BY FRANCHISOR. EXCEPT TO THE EXTENT THIS AGREEMENT OR ANY PARTICULAR DISPUTE IS GOVERNED BY THE U.S. TRADEMARK ACT OF 1946 OR OTHER FEDERAL LAW, THIS AGREEMENT AND THE FRANCHISE ARE GOVERNED BY NEW JERSEY LAW (WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES), EXCLUDING ANY LAW REGULATING THE SALE OF FRANCHISES OR GOVERNING THE RELATIONSHIP BETWEEN A FRANCHISOR AND FRANCHISEE, UNLESS THE JURISDICTIONAL REQUIREMENTS OF SUCH LAWS ARE MET INDEPENDENTLY WITHOUT REFERENCE TO THIS SECTION. ALL MATTERS RELATING TO ARBITRATION ARE GOVERNED BY THE FEDERAL ARBITRATION ACT.

         B. FRANCHISEE ACKNOWLEDGES THAT THIS AGREEMENT IS ENTERED INTO IN BERGEN COUNTY, NEW JERSEY, AND THAT ANY ACTION SOUGHT TO BE BROUGHT BY EITHER PARTY, EXCEPT THOSE CLAIMS REQUIRED TO BE SUBMITTED TO ARBITRATION SHALL BE BROUGHT IN THE APPROPRIATE STATE OR FEDERAL COURT LOCATED IN BERGEN COUNTY, NEW JERSEY. THE PARTIES DO HEREBY WAIVE ALL QUESTIONS OF PERSONAL JURISDICTION OR VENUE FOR THE PURPOSES OF CARRYING OUT THIS PROVISION. THE EXCLUSIVE CHOICE OF JURISDICTION AND VENUE DOES NOT PRECLUDE THE BRINGING OF ANY ACTION BY THE

PARTIES, OR THE ENFORCEMENT BY THE PARTIES OF ANY JUDGMENT OBTAINED IN ANY SUCH JURISDICTION, IN ANY OTHER APPROPRIATE JURISDICTION, OR RESTRICT THE ABILITY OF THE PARTIES TO CONFIRM OR ENFORCE ARBITRATION AWARDS IN ANY APPROPRIATE JURISDICTION.

         C. NO RIGHT OR REMEDY CONFERRED UPON OR RESERVED TO FRANCHISOR OR FRANCHISEE BY THIS AGREEMENT IS INTENDED TO BE, NOR SHALL BE DEEMED, EXCLUSIVE OF ANY OTHER RIGHT OR REMEDY HEREIN OR BY LAW OR EQUITY PROVIDED OR PERMITTED, BUT EACH SHALL BE CUMULATIVE OF EVERY OTHER RIGHT OR REMEDY.

         D. NOTHING HEREIN CONTAINED SHALL BAR FRANCHISOR'S RIGHT TO OBTAIN INJUNCTIVE RELIEF AGAINST THREATENED CONDUCT THAT SHALL CAUSE IT LOSS OR DAMAGES, UNDER THE USUAL EQUITY RULES, INCLUDING THE APPLICABLE RULES FOR OBTAINING RESTRAINING ORDERS AND PRELIMINARY INJUNCTIONS.

         E. ANY CLAIM CONCERNING THE FRANCHISED BUSINESS OR THIS AGREEMENT OR ANY RELATED AGREEMENT WILL BE BARRED UNLESS AN ARBITRATION OR AN ACTION FOR A CLAIM THAT CANNOT BE THE SUBJECT OF ARBITRATION IS COMMENCED WITHIN ONE (1) YEAR FROM THE DATE ON WHICH FRANCHISEE OR FRANCHISOR KNEW OR SHOULD HAVE KNOWN, IN THE EXERCISE OF REASONABLE DILIGENCE, OF THE FACTS GIVING RISE TO OR THE CLAIM.

         F. FRANCHISEE AND FRANCHISOR EACH WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT OR CLAIM FOR ANY PUNITIVE OR EXEMPLARY DAMAGES AGAINST THE OTHER, AND AGREES THAT IF THERE IS A DISPUTE WITH THE OTHER, EACH WILL BE LIMITED TO THE RECOVERY OF ACTUAL DAMAGES SUSTAINED BY IT INCLUDING REASONABLE ACCOUNTING AND/OR LEGAL FEES AS PROVIDED IN PARAGRAPH XXVI.

         G. FRANCHISEE AND FRANCHISOR EACH IRREVOCABLY WAIVE TRIAL BY JURY IN ANY ACTION, WHETHER AT LAW OR EQUITY, BROUGHT BY EITHER OF THEM.

XXX.           ARBITRATION
               -----------

         A. Any claim arising out of or relating to this Agreement, or any breach thereof, except any claim(s) relating to confidential information or the Marks, shall be submitted to arbitration in Bergen County, New Jersey, in accordance with the rules of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof and shall be final, binding and unappealable. The arbitrators are explicitly authorized to award attorneys' fees as part of their award. Nothing contained herein shall, however, be construed to limit or to preclude Franchisor from bringing any action in any court of competent jurisdiction for injunctive or other provisional relief as Franchisor deems to be necessary or appropriate to compel Franchisee to comply with its obligations hereunder or to protect its Marks, copyrights, trade secrets or confidential information of Franchisor. This arbitration provision shall be deemed to be self-executing and in the event that either party fails to appear at any properly noticed arbitration proceeding, award may be entered against either party notwithstanding its failure to appear.

         B.    Nothing herein contained shall  bar the right of either party to
seek  and  obtain  temporary   injunctive  relief  from  a  court  of  competent
jurisdiction in accordance with applicable law against threatened conduct that is likely to cause irreparable harm, pending completion of the arbitration.

         C. It is the intent of the parties that any arbitration between Franchisor and Franchisee shall be of Franchisee's individual claim and that the claim subject to arbitration shall not be arbitrated on a class-wide basis.

XXXI.          FORCE MAJEURE
-----          -------------

         Whenever a period of time is provided in this Agreement for either party to do or perform any act or thing, except the payment of monies, neither party shall be liable or responsible for any delays due to strikes, lockouts, casualties, acts of God, war, governmental regulation or control or other causes beyond the reasonable control of the parties, and in any event said time period for the performance of an obligation hereunder shall be extended for the amount of time of the delay. This clause shall not apply or not result in an extension of the term of this Agreement.

XXXII.         FRANCHISEE DEFINED; GUARANTY
               ----------------------------

         As used in this Agreement, the term "Franchisee" shall include all persons who succeed to the interest of the original Franchisee by transfer or operation of law and shall be deemed to include not only the individual or entity defined as "Franchisee" in the introductory paragraph of this Agreement, but shall also include all partners of the entity that execute this Agreement (if the entity is a partnership); all shareholders, officers and directors of the entity that execute this Agreement (if the entity is a corporation); and all members, managers or governors of the entity that execute this Agreement (if the entity is a limited liability company). By their signatures hereto, all partners, shareholders, officers, directors, members, managers and governors of the entity that sign this Agreement as Franchisee acknowledge and accept the duties and obligations imposed upon each of them, individually, by the terms of this Agreement. The singular usage includes the plural and the masculine and neuter usages include the other and the feminine.

XXXIII.        CAVEAT
               ------

         The success of the business venture contemplated to be undertaken by Franchisee by virtue of this Agreement is speculative and depends, to a large extent, upon the ability of Franchisee as an independent businessperson, and its active participation in the daily affairs of the business as well as other factors. Franchisor does not, in this Agreement or otherwise, make any representation or warranty, express or implied, as to the potential success of the business venture contemplated hereby.

XXXIV.         ACKNOWLEDGMENTS
               ---------------

         A. Franchisee represents and acknowledges that it has received, read and understood this Agreement and Franchisor's Uniform Franchise Offering Circular; and that Franchisor has fully and adequately explained the provisions of each to Franchisee's satisfaction; and that Franchisor has accorded Franchisee ample time and opportunity to consult with advisors of its own choosing about the potential benefits and risks of entering into this Agreement.

         B. Franchisee acknowledges that it has received a copy of this Agreement and the attachments thereto, at least five (5) business days prior to the date on which this Agreement was executed. Franchisee further acknowledges that Franchisee has received the disclosure document required by the Trade Regulation Rule of the Federal Trade Commission entitled "Disclosure

Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" at least ten (10) business days prior to the date on which this Agreement was executed.

         C. Franchisee has been advised to consult with its own advisors with respect to the legal, financial and other aspects of this Agreement, the business franchised hereby and the prospects for that business. Franchisee has either consulted with such advisors or has deliberately declined to do so.

         D. The covenants not to compete set forth in this Agreement are fair and reasonable and shall not impose any undue hardship on Franchisee, since Franchisee has other considerable skills, experience and education which afford Franchisee the opportunity to derive income from other endeavors.

         E. Franchisee affirms that all information set forth in any and all applications, financial statements and submissions to Franchisor is true, complete and accurate in all respects, with Franchisee expressly acknowledging that Franchisor is relying upon the truthfulness, completeness and accuracy of such information.

         F. Franchisee has conducted an independent investigation of the business contemplated by this Agreement and recognizes that, like any other business, an investment in a RezCity.com Franchised Business involves business risks and that the success of the venture is primarily dependent upon the business abilities and efforts of Franchisee.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed and delivered this Agreement in multiple copies the date and year first above written.

ATTEST:                            REZCONNECT TECHNOLOGIES, INC.



                                   By:
--------------------------            -----------------------------------------


                                   Title:
--------------------------               --------------------------------------
                                           (in an official capacity only and not
                                               individually or personally)

                                   Date:
                                        ---------------------------------------


ATTEST:
                                   --------------------------------------------
                                   FRANCHISEE


                                   By:
--------------------------            -----------------------------------------


                                   Title:
--------------------------               --------------------------------------
                                           (in an official capacity only and not
                                               individually or personally)

                                   Date:
                                        ---------------------------------------

                      EXHIBIT A TO THE FRANCHISE AGREEMENT
                      ------------------------------------

                                MAP OF TERRITORY

                            _______ REZcity Franchise

                         _______ REZcity Plus Franchise


































RezConnect Technologies, Inc.                     FRANCHISEE:


By:                                               By:
   ------------------------------                    ---------------------------

Title:                                            Title:
      ---------------------------                       ------------------------

Date:                                             Date:
     ----------------------------                      -------------------------

                      EXHIBIT B TO THE FRANCHISE AGREEMENT
                      ------------------------------------

                            SALES COMMISSION SCHEDULE



----------------------------------- ------------------------------------------------
                                                    Sales Made By:
--------------------------------- -------------------------------------------------
                                   Franchisee With    Franchisee      Franchisor or
                                  Non-Selling sales  who also owns    other Third
       Product:                       consultants       a Travel          Party
                                                        Agency
--------------------------------- ----------------- ---------------- ---------------
All E-Commerce and Advertising           40%1             40%             20%
Solutions1
--------------------------------- ----------------- ---------------- ---------------
Custom Internet Advertising2             40%              40%             20%
--------------------------------- ----------------- ---------------- ---------------
Online Travel Agency3 Commissions        50%              80%              0%
--------------------------------- ----------------- ---------------- ---------------
REZcity Plus Internet Auction4           50%              50%             20%
--------------------------------- ----------------- ---------------- ---------------

------------------------------------------------------------------------------------

1 Based upon percentage of Net-Gross Revene. Net Gross Revenue is the total revenue received by Franchisor, 411Web.com, Inc., and other vendors from the merchant less credit card merchant fees and any other sales commissions paid to a third party.

2 Amount received is based on the payments made by Merchant less any credit card merchant fees and other sales expense such as advertising agency commissions to third parties and other sales expense commission if agreed upon in advance between the Franchisor, Franchisee and /or the Area Representative.

3 Based upon percentage of the base gross commission profit. Gross commission Profit is the amount Franchisor receives less direct expenses for offering such services and other fees relating to the provision of such services. Some commissions are based on a service fee charged to the client and these figures will be adjusted for processing, third party handling and merchants fees deducted before revenue sharing occurs. Any transaction that requires documents to be mailed after receipt from the vendor will incur a mailing/shipping fee before commission splitting occurs.

4 Amount received is based on the payments made by consumer to purchase merchandise online, less any not-for-profit organization sharing fees, credit card merchant fees and other sales expense.

                      EXHIBIT C TO THE FRANCHISE AGREEMENT
                      ------------------------------------

                     GUARANTY AND ASSUMPTION OF OBLIGATIONS

         THIS GUARANTY AND ASSUMPTION OF OBLIGATIONS is given this day of __________, 20______ , by______________________________________.

         In consideration of, and as an inducement to, the execution of that certain Individual Franchise Agreement (the "Agreement") on this date by REZCONNECT TECHNOLOGIES, INC. ("us", "we", or "our"), each of the undersigned personally and unconditionally (a) guarantees to us and our successors and assigns, for the term of the Agreement and afterward as provided in the Agreement, that _____________________ ("Franchisee") will punctually pay and perform each and every undertaking, agreement and covenant set forth in the Agreement and (b) agrees to be personally bound by, and personally liable for the breach of, each and every provision in the Agreement, both monetary obligations and obligations to take or refrain from taking specific actions or to engage or refrain from engaging in specific activities, including the non-competition, confidentiality and arbitration requirements.

         Each of the undersigned consents and agrees that: (1) his or her direct and immediate liability under this Guaranty will be joint and several; (2) he or she will render any payment or performance required under the Agreement upon demand if Franchisee fails or refuses punctually to do so; (3) this liability will not be contingent or conditioned upon our pursuit of any remedies against Franchisee or any other person; and (4) this liability will not be diminished, relieved or otherwise affected by any extension of time, credit or other indulgence which we may from time to time grant to Franchisee or to any other person, including, without limitation, the acceptance of any partial payment of performance of the compromise or release of any claims, none of which will in any way modify or amend this Guaranty, which will be continuing and irrevocable during the term of the Agreement.

         Each of the undersigned waives all rights to payments and claims for reimbursement or subrogation which any of the undersigned may have against Franchisee arising as a result of the undersigned's execution of and performance under this Guaranty.

         IN WITNESS WHEREOF, each of the undersigned has affixed his or her signature on the same day and year as the Agreement was executed.

GUARANTOR(S)
------------

---------------------------------             ---------------------------------

---------------------------------             ---------------------------------

---------------------------------             ---------------------------------

---------------------------------             ---------------------------------

                      AMENDMENT TO THE FRANCHISE AGREEMENT

                          RezConnect Technologies, Inc.

FOR THE STATE OF CALIFORNIA
---------------------------

         This Amendment to the Franchise Agreement is agreed to this ____ day of __________, 20___, between RezConnect Technologies, Inc. and
____________________________ to amend and revise said Franchise Agreement as follows:

         1. In  recognition  of the  requirements  of the  California  Franchise
Investment Law, Cal. Corp. Code ss.ss.31000-3516 and the California Franchise Relations Act, Cal. Bus. And Prof. Code ss.ss.2000-20043, the Franchise Agreement for RezConnect Technologies, Inc. shall be amended as follows:

        o Paragraph XVI.C. of the Franchise Agreement contains a covenant not to compete which extends beyond the expiration or termination of the Agreement, the covenant may not be enforceable under California law.

        o Paragraph XIX.D.5. requires Franchisee to sign a general release as a condition of transfer of the franchise, such release shall exclude claims arising under the California Franchise Investment Law and the California Franchise Relations Act.

        o Paragraph XVII.B.9. in the Franchise Agreement which terminates the Franchise Agreement upon the bankruptcy of the Franchisee may not be enforceable under federal bankruptcy law (11 U.S.C. Section 101 et seq.).

        o The California Franchise Relations Act provides rights to the Franchisee concerning termination or non-renewal of the Franchise Agreement, which may supersede provisions in the Franchise Agreement, specifically Paragraphs III. and XVII.

        o Paragraphs XXIX. and XXX. of the Franchise Agreement require litigation or arbitration to be conducted in New Jersey, the requirement may be unenforceable under California law.

        o Paragraph XXIX. of the Franchise Agreement requires that the franchise be governed by New Jersey law, such a requirement may be unenforceable.

         2. Each provision of this Amendment shall be effective only to the extent that the jurisdictional requirements of the California Law applicable to the provisions are met independent of this Amendment.

         IN WITNESS WHEREOF, each of the undersigned hereby acknowledges having read this Amendment, understands and consents to be bound by all of its terms.

RezConnect Technologies, Inc.                     FRANCHISEE:


By:                                               By:
   --------------------------------                  ---------------------------
Title:                                            Title:
      -----------------------------                     ------------------------

                      EXHIBIT D TO THE FRANCHISE AGREEMENT
                      ------------------------------------


                                 PROMISSORY NOTE
                                 ---------------


$__________                                                        [City, State]
                                                          Dated: _______________


         FOR VALUE RECEIVED, the undersigned, ____________________ ("Maker"), an individual residing at _____________________________________________, hereby promises to pay to the order of _________________________ ("Payee"), a _________
corporation maintaining an office at ____________________________, the principal sum of __________ Thousand and 00/100 ($___,000.00) Dollars. The principal shall be payable in ________ (____) monthly installments of _________________ ($__________) Dollars, effective ____________. Said principal shall be payable with interest thereon at the rate of _______ percent (___%) per annum from the date hereof until such time as this promissory note is paid in full. The entire principal balance of this note together with all accrued but unpaid interest shall become due and payable in full upon demand by the holder of this note.

         All payments under this note when paid shall be applied first in reduction of accrued but unpaid interest, and the balance, if any, in reduction of principal.

         From and after the date hereof, Maker shall have the right, without penalty, to prepay this note in whole or in part at any time.

         The full amount of the remaining principal balance and all accrued but unpaid interest shall, at the election of Payee, become immediately due and payable upon the failure of Maker to pay in full any installment of interest when due and payable if the same remains unpaid ten (10) days after its due date.

         It is hereby expressly agreed that the said principal sum secured by this note shall become due at the option of the holder thereof on the happening of the aforesaid default.

         This note may not be changed or terminated orally.

         From and after the date of any Event of Default, late payment charges shall accrue on the then highest outstanding balance of principal and interest due on this note, or any installment of interest which is unpaid ten (10) days after its due date in the event that Payee elects not to accelerate all installments and principal, at the rate of four percent (4%) of the amount overdue per every thirty (30) day period or part thereof following the Event of Default. These charges shall be in addition to, and not in lieu of, all other remedy provisions contained herein or otherwise available to Payee.

         In the event of the Maker's failure to pay the principal balance when due, either at maturity or upon acceleration after default, the note shall bear interest at the lower of eighteen percent (18%) per annum or the maximum interest rate permitted by law from the date the principal balance is due, whether at maturity or acceleration.

         Upon any uncured default hereof, Payee shall be entitled to collection on the Confession of Judgment then being held by the Payee, who also shall be entitled to receive from the Maker costs of collection and reasonable attorneys' fees incurred in connection therewith.

         Maker waives presentment, demand, protest, notice of protest and notice of dishonor of this note.

         Maker shall not deduct from or offset against payments to Payee any amounts or claims for any reason whatsoever.

         This Note shall be construed in accordance with the laws of the State of __________.

         IN WITNESS WHEREOF, Maker has executed and sealed this note as of the date first above written.

                           ___________________________________________
                           Maker

                           Print Name:
                                     ---------------------------------